Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
SECOND QUARTER 2018 RESULTS

Second quarter GAAP net income of $9.3 million or $0.33 per diluted common share and
Core Earnings(1) of $10.1 million or $0.35 per diluted common share

- Subsequent to end of second quarter -

Declared a further increase in the dividend to $0.29 per common share for the third quarter 2018, representing the second dividend increase this year

JUNE 30, 2018 FINANCIAL RESULTS

New York, NY — July 26, 2018 - Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $9.3 million or $0.33 per diluted common share and Core Earnings(1) of $10.1 million or $0.35 per diluted common share for the second quarter of 2018. In addition, the Company announced that its Board of Directors increased the third quarter 2018 dividend to $0.29 per common share payable on October 16, 2018 to common stockholders of record as of September 28, 2018.

“We generated another strong quarter with Core Earnings up 46% compared to a year ago primarily due to higher level of investments, reduced borrowing costs and benefits of rising LIBOR,” said Jamie Henderson, President and Chief Executive Officer of ACRE. “Given our higher level of earnings, we are increasing our third quarter dividend to $0.29 per common share, representing our second dividend increase this year.”

“We believe the steps we are taking to broaden our investment scope, expand our market coverage and increase operating efficiencies will allow us to remain more fully deployed and enhance earnings over time,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “We continue to believe that we will meet our goal of fully earning our annual dividend from Core Earnings for 2018.”

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(1) Core Earnings is a non-GAAP financial measure. Refer to Schedule I for further details.

THREE MONTHS ENDED JUNE 30, 2018 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•	For the three months ended June 30, 2018, GAAP net income was $9.3 million or $0.33 per diluted common share and Core Earnings(1) was $10.1 million or $0.35 per diluted common share.

•
For the three months ended June 30, 2018, new originations were $215.0 million in commitments and $173.9 million in outstanding principal funded at the origination date and an additional $6.2 million of fundings on existing commitments.

•	For the three months ended June 30, 2018, the Company exited $92.1 million of loans held for investment as measured by outstanding principal.

Capital Activities:

•
In April 2018, the Company’s board of directors authorized, and in June 2018, the Company’s stockholders approved, an amendment to the Company’s equity incentive plan to increase the total amount of shares of common stock the Company may grant thereunder to 1,390,000 shares.

•
In May 2018, the Company amended the $125.0 million Bridge Loan Warehousing Credit and Security Agreement with Bank of America, N.A. (the “BAML Facility”) to extend the period during which the Company may request individual loans under the facility to May 23, 2019. In addition, the final maturity date of individual loans under the BAML Facility was extended to May 23, 2022.

PORTFOLIO DETAIL AS OF JUNE 30, 2018

As of June 30, 2018, the Company’s portfolio totaled 45 loans held for investment, totaling approximately $2.0 billion in originated commitments at closing and $1.8 billion in outstanding principal. As of June 30, 2018, 65 loans totaling approximately $2.2 billion in outstanding principal were repaid or sold since inception of the Company.

Portfolio Interest Rate, Yield and Remaining Life Summary ($ in millions):

	As of June 30, 2018
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Minimum Loan Borrowing Spread (2)	Weighted Average Unleveraged Effective Yield (3)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,694.0	$1,703.7	5.0%	6.7%	1.8
Subordinated debt and preferred equity investments	52.0	52.9	9.5%	11.1%	2.9
Total loans held for investment portfolio	$1,746.0	$1,756.6	5.1%	6.8%	1.8
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(1)
The difference between the Carrying Amount and the Outstanding Principal amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2)
Minimum Loan Borrowing Spread is equal to (a) for floating rate loans, the margin above the applicable index rate (e.g., LIBOR) plus floors, if any, on such applicable index rates, and (b) for fixed rate loans, the applicable interest rate.

(3)
Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of June 30, 2018 as weighted by the Outstanding Principal balance of each loan.

As of June 30, 2018, 99% of the portfolio of loans held for investment consisted of floating rate loans and 97% of the portfolio of loans held for investment consisted of senior mortgage loans (as measured by outstanding principal).

Portfolio Diversification Summary as of June 30, 2018 ($ in millions):

PROPERTY TYPE
	Outstanding Principal	% of Portfolio
Multifamily	$624.6	35%
Office	432.8	25%
Hotel	195.5	11%
Self Storage	187.3	11%
Student Housing	168.7	10%
Industrial	78.9	4%
Mixed-use	49.0	3%
Retail	11.8	1%
Residential	8.0	*
Total	$1,756.6	100%
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*	Represents less than 1% of the portfolio of loans held for investment.

GEOGRAPHIC MIX
	Outstanding Principal	% of Portfolio
West	$409.2	23%
Southwest	359.9	21%
Midwest	359.2	20%
Southeast	354.5	20%
Mid-Atlantic/Northeast	273.8	16%
Total	$1,756.6	100%

RECENT DEVELOPMENTS

On July 26, 2018, the Company declared a cash dividend of $0.29 per common share for the third quarter of 2018. The third quarter 2018 dividend is payable on October 16, 2018 to common stockholders of record as of September 28, 2018.

SECOND QUARTER 2018 DIVIDEND

On May 1, 2018, the Company declared a cash dividend of $0.28 per common share for the second quarter of 2018. The second quarter 2018 dividend was paid on July 17, 2018 to common stockholders of record as of June 29, 2018.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, July 26, 2018, the Company invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) to discuss its second quarter financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 5858241 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through August 09, 2018 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10121856. An archived replay will also be available through August 09, 2018 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $112.5 billion of assets under management as of March 31, 2018. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or Veronica Mendiola Mayer
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Cash and cash equivalents	$5,045	$28,343
Restricted cash	379	379
Loans held for investment ($289,599 and $341,158 related to consolidated VIEs, respectively)	1,746,017	1,726,283
Other assets ($765 and $945 of interest receivable related to consolidated VIEs, respectively; $51,559 of other receivables related to consolidated VIEs as of June 30, 2018)	66,075	15,214
Total assets	$1,817,516	$1,770,219
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$1,000,622	$957,960
Secured term loan	107,980	107,595
Collateralized loan obligation securitization debt (consolidated VIE)	271,392	271,211
Due to affiliate	3,089	2,628
Dividends payable	8,036	7,722
Other liabilities ($465 and $414 of interest payable related to consolidated VIEs, respectively)	4,201	3,933
Total liabilities	1,395,320	1,351,049
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at June 30, 2018 and December 31, 2017, and 28,698,600 and 28,598,916 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	283	283
Additional paid-in capital	421,086	420,637
Accumulated earnings (deficit)	827	(1,750)
Total stockholders' equity	422,196	419,170
Total liabilities and stockholders' equity	$1,817,516	$1,770,219

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$29,604	$22,643	$57,040	$43,770
Interest expense	(15,968)	(12,232)	(30,267)	(23,020)
Net interest margin	13,636	10,411	26,773	20,750
Expenses:
Management and incentive fees to affiliate	2,173	1,654	3,731	3,466
Professional fees	455	428	936	819
General and administrative expenses	789	640	1,563	1,282
General and administrative expenses reimbursed to affiliate	830	949	1,754	1,897
Total expenses	4,247	3,671	7,984	7,464
Income before income taxes	9,389	6,740	18,789	13,286
Income tax expense, including excise tax	86	27	168	95
Net income attributable to ACRE	9,303	6,713	18,621	13,191
Less: Net income attributable to non-controlling interests	—	—	—	(25)
Net income attributable to common stockholders	$9,303	$6,713	$18,621	$13,166
Earnings per common share:
Basic and diluted earnings per common share	$0.33	$0.24	$0.65	$0.46
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,524,775	28,475,853	28,510,384	28,472,356
Diluted weighted average shares of common stock outstanding	28,618,308	28,546,624	28,608,666	28,514,867
Dividends declared per share of common stock	$0.28	$0.27	$0.56	$0.54

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Core Earnings

The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its manager, Ares Commercial Real Estate Management LLC, and the Company’s financial performance. Core Earnings is an adjusted non-GAAP measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Core Earnings is set forth in the table below for the three and twelve months ended June 30, 2018 ($ in thousands):

	For the three months ended	For the twelve months ended
	June 30, 2018
	Amount	Amount
Net income attributable to common stockholders	$9,303	$35,862
Stock-based compensation	215	835
Incentive fees to affiliate	610	610
Early extinguishment of debt costs(1)	—	768
Core Earnings	$10,128	$38,075
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(1)	Represents a one-time, non-cash charge in connection with the Company’s $45.0 million repayment of outstanding principal on the Secured Term Loan in December 2017.